EXHIBIT 24.1

STERIS CORPORATION
POWER OF ATTORNEY
FORM S-8

        Each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint Les C. Vinney, Laurie Brlas, David C. Dvorak, Roy L. Turnell, and each of them, his true and lawful attorney, for him and in his name, place, and stead to affix, as attorney-in-fact, his signature as Director or Officer or both, as the case may be, of STERIS Corporation, an Ohio corporation (the "Company"), to any and all registration statements on Form S-8 and amendments thereto filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with Nonqualified Stock Option Agreements entered into by the Company with Thomas J. Magulski, Peter A. Burke, and Charles L. Immel, and in connection with the Restricted Shares Agreement entered into by the Company with Charles L. Immel, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

        This Power of Attorney shall not apply to any registration statement or amendment filed after June 4, 2003.

        IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of June, 2001.

/s/ Stephen R. Hardis Stephen R. Hardis, Director	/s/ Raymond A. Lancaster Raymond A. Lancaster, Director

/s/ Kevin M. McMullen Kevin M. McMullen, Director	/s/ J. B. Richey J. B. Richey, Director

/s/ Jerry E. Robertson Jerry E. Robertson, Director	/s/ John P. Wareham John P. Wareham, Director

/s/ Loyal W. Wilson Loyal W. Wilson, Director	/s/ Les C. Vinney Les C. Vinney President and Chief Executive Officer (Principal Executive Officer), Director

/s/ Laurie Brlas Laurie Brlas Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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